                                                                      Exhibit 99


                               EXIDE CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------

                                   ARTICLE I
                                   ---------

         1.01  Establishment of Plan
               ---------------------
         Exide Corporation hereby establishes the Exide Corporation Employee Stock Purchase Plan (the "Plan").

         1.02  Effective Date of Plan
               ----------------------

         The Plan shall become effective October 1, 1995.

         1.03  Purpose of the Plan
               -------------------

         The purpose of the Plan is to provide eligible employees of Exide Corporation and its U.S. subsidiaries with the opportunity to purchase shares of Company Stock in the manner contemplated by the Plan. No more than 100,000 shares of Company Stock may be purchased pursuant to the Plan.

                                   ARTICLE II
                                   ----------

                              Definition of Terms
                              -------------------

         2.01  "Account"
                -------

         "Account" means the assets credited to a Participant in the fund established under the Plan.

         2.02  "Administrator"
                -------------

         "Administrator" means Mellon Securities Transfer Services, or such other entity as the Company shall hereafter appoint to hold, invest, and distribute the assets of the Plan.

         2.03  "Code"
                ----

         "Code" means the Internal Revenue Code of 1986, as amended.

         2.04  "Committee"
                ---------

         "Committee" means the Compensation Committee of the Board of Directors of Exide Corporation, or such other person or committee as the Compensation Committee shall designate to act in such capacity. The Committee shall have authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable in administering the Plan. All such determinations of the Committee shall be conclusive and binding.

         2.05  "Compensation"
                ------------

         "Compensation" means the total amount paid by the Company to the Participant with respect to employment during any Plan Year as reported on Internal Revenue Service Form W-2 or its equivalent, plus amounts not currently includable in income by reason of Sections 125 and 402(a)(8) of the Code.

         2.06  "Company"
                -------

         "Company" means Exide Corporation and its U.S. subsidiaries.

         2.07  "Company Stock"
                -------------

         "Company Stock" means shares of Common Stock, $0.01 par value, of Exide Corporation.

         2.08  "Current Market Value"
                --------------------

         "Current Market Value" of Company Stock means the mean of the high and low sales prices for Company Stock for the Date of Valuation (or if the Date of Valuation is not a trading day, for the next preceding trading day) as reported on the composite tape for the principal national securities exchange on which the Company Stock is then listed or admitted to trading.

         2.09  "Date of Valuation"
                -----------------

         "Date of Valuation" means (i) in the case of a withdrawal, the Effective Date of Withdrawal and (ii) in the case of a settlement upon termination of employment, the Effective Date of Termination.

         2.10  "Effective Date of Termination"
                -----------------------------

         "Effective Date of Termination" means the effective date of the Participant's termination of employment with the Company, as reflected on the Company's records.

         2.11  "Effective Date of Withdrawal"
                ----------------------------

         "Effective Date of Withdrawal" means the 15th or last day of a month, whichever shall first occur, following the date on which a Participant submits a written application for a withdrawal to the Committee, provided that if the 15th or last day of the month is not a business day, then on the first business day thereafter.

         2.12  "Eligible Weekly Earnings"
                ------------------------

         "Eligible Weekly Earnings" for hourly employees and for non-exempt salaried employees means Compensation received by a Participant from the Company with respect to straight-time hourly-rate employment or salaried employment, as the case may be, during a calendar week, but shall not include any pay received for overtime hours, night shift, or seven-day premiums, or any other special payments, bonuses, fees, or allowances.

         2.13  "Eligible Monthly Earnings"
                -------------------------

         "Eligible Monthly Earnings" for exempt salaried employees means Compensation received by a Participant from the Company with respect to salaried employment during a calendar month, but shall not include any pay received for overtime hours, night shift, or seven-day premiums, or any other special payments, bonuses, fees, or allowances.

         2.14  "Employee"
                --------

         "Employee" means any person who has been regularly employed in the United States by the Company for a period of one year, including:

               (1) any person employed on a full-time basis; and

          (2) any part-time employee who, on a regular and continuing basis, performs a job having definitely established working hours, but the complete performance of which requires fewer hours of work than the regular work week, provided the services of such employee is normally available for at least half of the employing unit's regular work week.

         The term "Employee" shall not include:

          (1) an employee represented by a labor organization which has not signed an agreement making the Plan applicable to such employees; and

               (2) a leased employee, as defined under section 414(n) of the Code.

         2.15  "Participant"
                -----------

         "Participant" means an Employee who has an Account under the Plan.

         2.16  "Plan"
                ----

         "Plan" means the Exide Corporation Employee Stock Purchase Plan, as amended from time to time.

         2.17  "Plan Year"
                ---------

         "Plan Year" means the 12 month period beginning on January 1 and ending on December 31 of each year, provided that the first Plan Year shall be the period beginning on October 1, 1995 and ending on December 31, 1995.


                                  ARTICLE III
                                  -----------

                                  Eligibility
                                  -----------

         3.01 An Employee is eligible to participate in the Plan as of the first day of the thirteenth month following his commencement of employment. A previously eligible employee who resumes active employment following a termination of employment will be eligible to participate immediately.

                                   ARTICLE IV
                                   ----------

                            Contributions From Wages
                            ------------------------

         4.01  Payroll Deductions
               ------------------

         All contributions by Participants shall be by payroll deduction. Participants may not make any other contributions to the Plan.

         4.02  Hourly and Non-Exempt Salaried Employees
               ----------------------------------------

         A Participant employed as an hourly employee or as a non-exempt salaried employee may elect, by signing and filing an election form with the Committee, to have a portion of his Eligible Weekly Earnings contributed to the fund under the Plan on a weekly basis. The Participant may specify any whole dollar amount of his Eligible Weekly Earnings to be so contributed, provided, however, that such contributions may not be less than $5.00 per pay period and may not be more than 15% of the Participant's Eligible Weekly Earnings (except that, if 15% of a Participant's Eligible Weekly Earnings is less than $5.00, he shall nevertheless be permitted to contribute $5.00 per pay period). Such contributions shall be allocated to the Participant's Account and shall be vested immediately upon payment.

         4.03  Exempt Salaried Employees
               -------------------------

     A Participant employed as an exempt salaried employee may elect, by signing and filing an election form with the Committee, to have a portion of his Eligible Monthly Earnings contributed to the fund under the Plan on a monthly basis. The Participant may specify any whole dollar amount of his Eligible Monthly Earnings to be so contributed, provided, however, that such contributions may not be less than $20.00 per pay period and may not be more than 15% of the Participant's Eligible Monthly Earnings (except that, if 15% of a Participant's Eligible Monthly Earnings is less than $20.00, he shall nevertheless be permitted to contribute $20.00 per pay period). Such contributions shall be allocated to the Participant's Account and shall be vested immediately upon payment.

         4.04  Commencement of Contributions
               -----------------------------

         If a Participant's election form is delivered to the Committee on or before the 15th day of a month, payroll deductions for such Participant will begin with the first full pay period in the following month.

         4.05  Changing or Suspending Contributions
               ------------------------------------

         A Participant's election under Section 4.02 or 4.03 shall remain in effect until revoked or modified. A Participant may elect, by completing and filing a new election form with the Committee, to change the amount of his contribution or to have his contributions suspended at any time. Any change in the amount of a Participant's contribution or the suspension of his contribution will become effective as of the first full pay period in the next calendar quarter, provided the election form is received by the Committee at least 15 days prior to the beginning of the quarter.

                                   ARTICLE V
                                   ---------

                   Investment of Participant's Contributions
                   -----------------------------------------

         5.01  Amounts deducted from a Participant's pay pursuant to Section
4.02 or 4.03 shall be credited to such Participant and used to purchase Company Stock in accordance with the terms of Article VIII of the Plan. Participants will not receive any interest or earnings on such contributions.

                                  ARTICLE VI
                                  ----------

                                    Vesting
                                    -------

         6.01 Each Participant shall, at all times, be fully vested in the assets credited to his Account, and no portion of such Account shall be subject to forfeiture.

                                  ARTICLE VII
                                  -----------

                                  Withdrawals
                                  -----------

         7.01  Withdrawals
               -----------

         The Participant may, by completing and filing a withdrawal form with the Committee, withdraw some or all of the assets from his Account for any reason at any time during any Plan Year. Any election to withdraw assets shall be irrevocable upon receipt of the withdrawal form by the Committee. The Participant shall specify on the withdrawal form the number of shares of Company Stock being withdrawn and whether he wishes the withdrawal to be made in whole shares of Company Stock (with cash in lieu of fractional shares) or in cash. If the Participant requests a withdrawal in shares of Company Stock, stock certificates representing the number of whole shares that are being withdrawn shall be delivered to the Participant, together with a check representing payment in lieu of any fractional shares, within 30 days after the Participant delivers a withdrawal form to the Committee. If the Participant requests a withdrawal in cash, the shares of Company Stock being withdrawn shall be sold by the Administrator on the Effective Date of Withdrawal and the Participant shall receive a check in an amount equal to the sales price received for such shares, less any fees or commissions applicable to such sale.

         7.02  Settlement Upon Termination
               ---------------------------

         If a Participant terminates employment for any reason (including death), all assets in the Participant's Account will be distributed to the Participant (or his beneficiary) not later than 60 days following the Participant's Effective Date of Termination. Unless otherwise requested, the Administrator will distribute to the Participant (or his beneficiary) stock certificates representing the number of whole shares of Company Stock credited to the Participant's Account as of his Effective Date of Termination and cash in lieu of fractional shares. If, prior to such distribution, the Participant (or his beneficiary) delivers a written request to the Committee, requesting that the distribution be made in cash rather than in shares of Company Stock, the Administrator shall sell all shares of Company Stock credited to the Participant's Account on the 15th or last day of a month, whichever shall first occur, following the date such written request is received (or, if the 15th or last day of the month is not a business day, then on the first business day thereafter). Following such sale, the Administrator shall distribute to the Participant (or his beneficiary) a check in an amount equal to the sales price received for the shares so sold, less any fees or commissions applicable to such sale.

                                  ARTICLE VIII
                                  ------------

                                     Fund
                                     ----

         8.01  Contributions to the Administrator
               ----------------------------------

         The Company will pay to the Administrator, on a monthly basis, all contributions made by Participants to the Plan during the preceding month. The Administrator shall invest all such amounts in Company Stock as soon as practicable after receipt thereof.

         8.02  Purchases by the Administrator
               ------------------------

         (a) The Administrator may purchase Company Stock on the open market or may purchase Company Stock from the Company. Company Stock obtained from the Company may be either newly issued Company Stock or Company Stock purchased by the Company and held in the treasury.

         (b) The Administrator may purchase Company Stock on the open market for any month at any time during that month or as soon as practicable after the Participants' contributions are received by the Administrator. Company Stock so acquired for any month shall be valued and carried in the Accounts of the Participants at the average per share cost paid by the Administrator for all such shares of Company Stock (excluding brokerage commissions, transfer taxes, etc.). Any Company Stock obtained by the Administrator for such month from the Company shall be paid for, and carried in the Accounts of the Participants, at the value specified in the preceding sentence for Company Stock acquired by the Administrator on the open market for such month except that, for a month for which the Administrator acquired only an insubstantial or nominal amount or no Company Stock on the open market, any Company Stock obtained by the Administrator from the Company shall be paid for, and carried in the Accounts of the Participants, at the average of the Current Market Value of Company Stock for the ten trading days immediately preceding the date of purchase.

         8.03  Voting Rights
               -------------

         Shares of Company Stock acquired by the Administrator under the terms of the Plan shall be registered in the name of the Administrator, or its nominee, who shall vote the shares (including fractional shares) credited to each Participant's Account as instructed by the Participant but shall not vote shares for which no instructions are received.

         8.04  Dividends
               ---------

         Any cash dividends received by the Administrator in respect of shares of Company Stock held by it under the terms of the Plan shall be reinvested in shares of Company Stock and such shares shall be credited to the Accounts of Participants, based on the number of shares of Company Stock in each Account. Any stock dividends received by the Administrator in respect of shares of Company Stock held by it under the terms of the Plan shall be credited to the Accounts of Participants, based on the number of shares of Company Stock in each Account. Any dividends received by the Administrator in respect of Company Stock previously distributed pursuant to Section 7.01 or 7.02 shall be promptly distributed to the Participant or his beneficiary, as the case may be.

         8.05  Adjustments
               -----------

         In the event that the outstanding shares of Company Stock shall be changed in number by reason of stock dividends, split-ups, combinations, recapitalizations or the like, the number of shares which thereafter may be purchased under the Plan and the number of shares then in the Account of any Participant shall be adjusted so as to reflect such change.

                                   ARTICLE IX
                                   ----------

                                Other Provisions
                                ----------------

         9.01  Non-Assignability
               -----------------

         No right or interest of any Participant under this Plan or in his Account shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner and no right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant.

         9.02  Designation of Beneficiaries in the Event of Death
               --------------------------------------------------

         (a) A Participant may file with the Committee a written designation of a beneficiary or beneficiaries with respect to all or any part of the assets in the Account of the Participant. No designation or change of beneficiary will be effective until it is determined to be in order by the Committee, but when so determined it will be effective retroactively to the date of the instrument making the designation or change.

         (b) In the event a Participant does not file a written designation of a beneficiary or beneficiaries, such Participant shall be deemed to have designated as beneficiary his spouse. If the Participant is unmarried and does not file a written designation of a beneficiary or beneficiaries, assets in the Participant's Account shall be payable to the Participant's estate upon the death of the Participant.

         (c) A beneficiary or beneficiaries will receive, in the event of the Participant's death, the assets in the Participant's Account in accordance with the applicable designation. If the Company shall be in doubt as to the right of any beneficiary to receive any such assets, the Company may deliver such assets to the estate of the Participant, in which case the Company shall not have any further liability.

         9.03  Records
               -------

         The Committee shall provide for the maintenance of suitable records to reflect the separate Account balance of each Participant.

         9.04  Reports to Participants
               -----------------------

         Each Participant shall receive a quarterly statement setting forth the number of shares of Company Stock credited to such Participant's Account during the quarter, the purchase price for such shares and the total number of shares of Company Stock credited to the Participant's Account at the end of the quarter.

         9.05  Administrative Expenses
               -----------------------

         Administrative expenses of the Plan (other than commissions and fees relating to the sale of Company Stock) shall be paid by the Company.

         9.06  No Right to Employment
               ----------------------

         The Plan shall not confer upon any Participant any right to continue in the employ of the Company.

                                 ARTICLE X
                                 ---------

                            Amendment, Modification,
                           Suspension or Termination
                           -------------------------

         10.01 Amendment; Termination
               ----------------------

         The Company reserves the right, by and through its Board of Directors or its delegate, to amend, modify, suspend, or terminate the Plan in any respect, but any such action shall have no retroactive effect which would prejudice the interests of any Participant.

         10.02 Distributions Following Termination of Plan
               -------------------------------------------

         In the event of termination or partial termination of the Plan without the establishment of a successor plan, the Committee may direct the Administrator to continue to administer the fund and pay Account balances in accordance with Article VII to Participants affected by the termination of the Plan upon their termination of employment, or to beneficiaries upon such Participant's death, until the fund has been liquidated. Alternatively, in the event of termination of the Plan, the Committee may direct the Administrator to pay out the assets in the Participant's Account to the Participant.

                                   ARTICLE XI
                                   ----------

                                 Miscellaneous
                                 -------------

         11.1  Government Regulations
               ----------------------

         The purchase of shares of Company Stock by the Trustee and the sale of shares of Company Stock by the Company under the Plan shall be subject to all applicable laws, rules and regulations.

         11.02 Notices
               -------

         Any notice required to be given to the Committee shall be sufficiently given only if delivered personally or sent by registered or certified mail to Exide Corporation, 645 Penn Street, Reading, PA 19601, Attention: Administrator, Stock Purchase Plan.

         11.03 Successors
               ----------

         The Plan shall be binding upon and inure to the benefit of any successor or assignee of Exide Corporation.

         11.04  Applicable Law
                --------------

         The Plan shall be construed in accordance with the laws of the State of Delaware.

                                       11